Sutton Lawrence LLP

Garrett Sutton(1)
Richard Lawrence(2)
Angela V. Langlotz(3)
Frank Troppe(4)

(1)  Also licensed in California
(2)  Licensed in Utah, Illinois and Oklahoma
(3)  Also licensed in Oregon and Washington
(4)  Also licensed in Illinois

4745 Caughlin Parkway Ste. 200 Reno, NV 89509 Tel: (775) 824-0300 Fax: (775) 824-0105 gsutton@sutlaw.com	One Utah Center 201 South Main, Ste. 900 Salt Lake City, UT 84111 Tel: (801) 355 6200 Fax: (801) 292 0687
Reply to: Reno Office

March 17, 2003

The Board of Directors
Ibhas Technologies, Inc.
#1208-1030 West Georgia Street
Vancouver, BC Canada
V63 2Y3

Re: Ibhas Technologies, Inc. (the "Company") - SB-2 Registration Statement

Ladies and Gentlemen:

We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the sale by Ibhas Technologies, Inc., a Nevada corporation (the "Company"), of an aggregate of 1,500,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock" or the "Shares").

This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (23) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form SB-2 relating to the Shares filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on June 18, 2002 (together with all exhibits thereto, the "Registration Statement"), (ii) the first amended Registration Statement and exhibits filed on August 27, 2002 (the "First Amended Registration Statement), (iii) the second amended Registration Statement and exhibits filed on November 7, 2002 (the "Second Amended Registration Statement), (iv) the third amended Registration Statement and exhibits to be filed December 16, 2002, (the "Third Amended Registration Statement") (v) the fourth amended Registration Statement and exhibits filed January 8, 2003 (the "Fourth Amended Registration Statement"), (vi) the fifth amended Registration Statement and exhibits filed February 11, 2003 (the "Fifth Amended Registration Statement"), (vii) the sixth amended Registration Statement and exhibits to be filed March 17, 2003 (the "Sixth Amended Registration Statement"), (viii) the Charter of the Company, as amended, (ix) the Articles of Incorporation of the Company in effect as of the date hereof (x) the Bylaws of the Company in effect as of the date hereof, (xi) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the filing of the Registration Statement, adopted at a meeting on March 26, 2002, and (xii) a specimen of the certificates representing the Shares. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In rendering this opinion, we have relied upon our review of documentation representing the transactions involving the transfer of the shares and certain other applicable documents pertaining to the status of the Company and its common stock that were furnished to us by the Company. We have also received oral representations made by certain officers and affiliates of the Company.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Members of our firm working with respect to the Company are admitted to the practice of law in the State of Nevada and the State of California and to practice federal law of the United States of America. We express our opinion only as to the laws, constitutional provisions and reported judicial decisions interpreting California and Nevada law.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company in the offering described in the Registration Statement and the First, Second, Third, Fourth, Fifth and Sixth Amended Registration Statements have been duly and validly authorized for issuance, and, upon issuance and delivery of the Shares against payment therefor, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1.6 to the Sixth Amended Registration Statement on Form SB-2\A, and its incorporation by reference as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above. This law firm expressly disclaims any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify this opinion. This opinion is expressly limited to the matters stated herein, and this law firm makes no opinion, express or implied, as to any other matters relating to the Company or its securities.

Very truly yours,

/s/ Sutton Lawrence LLP

SUTTON LAWRENCE LLP